Exhibit 10.5

Strategic Partnership Agreement

Agreement no.：（2021）SHXNY-07-003

Place of performance: 123 Donghuan Road, Shiyan

Party A: HUBEI TRI-RING MOTOR CO., LTD

Party B: Youpin Automotive Services (Shanghai) Co., Ltd.

After friendly exchanges and negotiations between the two sides, the strategic cooperation of new energy battery swappable tractors and light trucks will be carried out on the principle of equality and mutual benefit and complementary advantages, and the extent of cooperation will include but is not limited to:

I.	Intention of cooperation

1.	Joint promotion of Hubei Sanhuan's new energy battery swappable tractors and light trucks;

2.	Party A shall be responsible for the development, trial production, testing and announcement declaration of the whole vehicle, and Party B shall pay all the announcement fees for the battery swappable light truck model; Each side will bear 50% of the cost of the announcement of the battery swappable tractor model; After the relevant models have reached the agreed sales volume (200 units of battery swappable light trucks and 50 units of battery swappable tractors) within one year from the date of issuance of the above-mentioned model's announcement exemption catalogue, Party A will refund the announcement fees advanced by Party B to Party B respectively. For details, please refer to the Technical Agreement and the Model Announcement Declaration Agreement signed by both parties separately.

3.	Party B will be responsible for the research and development of the power swapping stations and the construction of these stations for the vehicle models that both parties will cooperate on.

4.	The brand and model of the battery of the cooperative model may be specified by Party A. The purchase of the battery afterwards may be provided through Party B or purchased directly by Party A.

5.	Sales model: both parties use their respective advantageous channels for sales, and Party B is responsible for the sales of cooperative models at prices supported by Party A's major customer policy.

6.	After-sales service: Party A is responsible for the whole vehicle service of the cooperative model (except the battery part), Party B is responsible for the daily operation, maintenance, repair and battery replacement service of the battery swapping station, and the after-sales service regarding the battery part is managed by the battery brand company.

II. Intellectual Property and Confidentiality

Both parties shall comply with the requirements of the Law of the People's Republic of China on the Conservation of State Secrets and the Provisions on Scientific and Technological Secrecy, assume responsibility for the confidentiality of information related to the cooperation project, and shall take corresponding confidentiality measures, shall not use each other's secrets outside the scope of cooperation, and shall not disclose relevant information and technical achievements to third parties without the permission of the other party.

III. Other Clauses

1.	Both parties confirm that they will work closely together while maintaining an open attitude towards cooperation and that the cooperation between the two parties as agreed in this agreement is not exclusive.

2.	This agreement is an agreement of intent and shall not be used as a basis for the parties to pursue legal liability. All disputes arising out of or in connection with this agreement may be settled by the parties through friendly negotiation.

3.	Matters not exhausted in this agreement shall be promptly negotiated between the parties and separate supplementary agreements shall be signed.

4.	This Agreement shall come into effect on the date of affixing the seals of both parties. This Agreement shall be valid for a period of 5 years from 22 July 2021 to 22 July 2026. It may be renewed or adjusted by mutual agreement upon the expiry of the term.

5.	The original of this Agreement shall be in four copies, two copies for each of the two parties.

Party A: HUBEI TRI-RING MOTOR CO., LTD

Address: 123 Donghuan Road, Shiyan

Signature of Party A’s Representative:

Date: July 22, 2021

Party B: Youpin Automotive Services (Shanghai) Co., Ltd.

Address: Block A, 88 North Zhangjiabin Road, Lujiazui Financial and Trade Zone, Shanghai

Signature of Party B’s Representative:

Date: July 22, 2021

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